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                                                                     EXHIBIT 5.1




                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                January 16, 2003




                                                                   C 03896-00021



Atmos Energy Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1800
Dallas, Texas 75240

         Re:   Atmos Energy Corporation Offering of 5 1/8% Senior Notes due 2013

Ladies and Gentlemen::

         As counsel for Atmos Energy Corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") (File No. 333-75576), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), and the prospectus and prospectus supplement with respect thereto, dated January 13, 2003 (together, the "Prospectus"), with respect to the proposed offering by the Company of $250,000,000 aggregate principal amount of 5 1/8% Senior Notes due 2013 (the "Securities") of the Company. The Securities will be issued pursuant to the Indenture, dated as of May 22, 2001 (the "Underlying Indenture"), among the Company and SunTrust Bank, as trustee (the "Trustee"), as modified by an Officers' Certificate of the Company, to be dated as of January 16, 2003 (the "Certificate"), pursuant to the Underlying Indenture. The Underlying Indenture, as so modified, is referred to herein as the "Indenture." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement. The Securities and the Indenture are referred to herein as the "Note Documents."


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Atmos Energy Corporation
January 16, 2003
Page 2



         For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

                  (1) the Restated Articles of Incorporation of the Company (the "Articles of Incorporation"), filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, and Articles of Amendment to the Articles of Incorporation, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

                  (2) the Amended and Restated Bylaws of the Company (the "Bylaws"), filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, and Amendment No. 1 to the Bylaws, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

                  (3) the Indenture and form of Securities;

                  (4) the Certificate; and

                  (5) such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

         In rendering the opinion expressed below, we have assumed:

                  (a) The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

                  (b) The Indenture has been duly and validly executed and delivered by the Trustee. The Securities will be duly and validly authenticated by the Trustee in accordance with the terms of the Indenture. The Securities and the Indenture will constitute the legal, valid and binding agreements of the Trustee.

                  (c) There are no agreements or understandings between the parties to the Note Documents that would expand, modify or otherwise affect the terms of the Note Documents or the respective rights or obligations of the parties thereunder.

         On the basis of the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that when the Securities shall have been executed and authenticated as specified in the Indenture and


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Atmos Energy Corporation
January 16, 2003
Page 3



offered and sold as described in the Registration Statement and the Prospectus, the Securities will be valid and binding obligations of the Company.

         The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

                  A. We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the Federal laws of the United States of America and (ii) the laws of the States of Texas and New York. This opinion is limited to the effect of the foregoing laws as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

                  B. Our opinion is subject to the effect of (A) any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers or preferential transfers), and (B) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies), regardless of whether considered in a proceeding in equity or at law.

                  C. We express no opinion regarding: (i) the effectiveness of
(A) any waiver of stay, extension or usury laws or of unknown future rights; (B) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more remedies; or (C) any waiver that is vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; or (ii) any right of holders of the Securities to receive upon acceleration of the Securities the amount of the discount at which the Securities were issued.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,



                                                     GIBSON, DUNN & CRUTCHER LLP